CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of Cornerstone Total Return Fund, Inc and to the use of our report dated February 24, 2010 on the financial statement of Cornerstone Total Return Fund, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 18, 2010